SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant To Section 13 Or 15(D) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2006
MRV COMMUNICATIONS, INC.
(Name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	06-1340090 (I.R.S. Employer Identification Number)

20415 Nordhoff Street Chatsworth, Ca (Address of principal executive offices)	91311 (Zip Code)
Registrant’s telephone number, including area code: (818) 773-0900
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
SIGNATURE
Exhibit 99.1

Item 1.02 Termination of a Material Definitive Agreement.
On the evening of July 18, 2006, local time in Chatsworth California, registrant and its wholly-owned subsidiary, Luminent, Inc., and Huagong Tech Company Limited (“HG Tech”) and its subsidiary, Wuhan Huagong Genuine Optics Technology Co., Ltd. (“HG Genuine Opto”) mutually agreed to terminate their previously announced agreement under which Luminent agreed to acquire HG Genuine Opto from HG Tech. Such termination was based on a provision of the acquisition agreement permitting the termination of the transaction by the mutual consent of registrant and HG Tech, with no party having any obligation to any other party as a result of that termination. A copy of the press release of July 19, 2006 announcing the mutual termination is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: July 19, 2006

MRV COMMUNICATIONS, INC.
By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer

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